Exhibit 99.1
COGNIZANT REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

•Q4 revenue of $4.8 billion grew 1.3% year-over-year, or 4.1% in constant currency1
•Full-year revenue of $19.4 billion grew 5.0% year-over-year, or 7.5% in constant currency
•Full-year operating cash flow of $2.6 billion and free cash flow1 of $2.2 billion
•$2.0 billion returned to shareholders through share repurchases and dividends in 2022
•Q1 2023 revenue guidance of (1.5%) to (2.5%), or (1.0%) to flat in constant currency
•Cash dividend increased 7% to $0.29 per share for Q1 2023

TEANECK, N.J., February 2, 2023 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its fourth quarter and full-year 2022 financial results.

"The trust and longevity that define Cognizant’s strategic partnerships with global clients provide exciting opportunities to further strengthen and grow these relationships as we expand our portfolio of digital services,” said Ravi Kumar S, Chief Executive Officer. “As I continue to listen and learn, I have been deeply impressed with the knowledge, skills, and motivation of our associates. They are dedicated to helping our clients succeed and determined to compete and win to expand our global leadership in technology services. My immediate focus is on creating the conditions for our associates to excel and ensuring that all 355,000 of us operate with a growth mindset.”

	Q4 2022	Q4 2021	FY 2022	FY 2021
Revenue (in billions)	$4.8	$4.8	$19.4	$18.5
Y/Y Growth	1.3%	14.2%	5.0%	11.1%
Y/Y Growth CC1	4.1%	14.5%	7.5%	10.0%
GAAP Operating Margin	14.2%	15.3%	15.3%	15.3%
Adjusted Operating Margin[1]	14.2%	15.3%	15.3%	15.4%
GAAP Diluted EPS	$1.02	$1.10	$4.41	$4.05
Adjusted Diluted EPS[1]	$1.01	$1.10	$4.40	$4.12
During the fourth quarter, the Company recorded a $59 million impairment of capitalized costs related to a large volume-based contract with a Health Sciences customer. The impairment is principally driven by the Company's expectation of lower volumes. This charge negatively impacted each of Q4 2022 GAAP and Adjusted Operating Margin by 120 basis points and each of full-year 2022 GAAP and Adjusted Operating Margin by 30 basis points. Q4 2022 and full-year 2022 GAAP and Adjusted Earnings per share were each negatively impacted by $0.08.

1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") and free cash flow are not measures of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures.

Fourth Quarter 2022 Performance by Business Segment
Financial Services revenue declined 4.3% year-over-year, or 1.4% in constant currency, and included a 180 basis point negative impact related to the previously disclosed sale of the Samlink subsidiary (completed February 1, 2022). This was partially offset by growth among public sector clients in the United Kingdom and insurance clients.
Health Sciences revenue grew 4.1% year-over-year, or 5.4% in constant currency. Growth was driven by digital services among pharmaceutical and healthcare payer clients.
Products and Resources revenue grew 2.9% year-over-year, or 6.8% in constant currency, driven by digital services among logistics, automotive, utilities, consumer goods and travel and hospitality clients.
Communications, Media and Technology revenue grew 5.4% year-over-year, or 9.3% in constant currency, driven by strength among digital native companies.
Bookings
Bookings in the fourth quarter grew 12% year-over-year. For the full-year, bookings grew 4% to $24.1 billion, which represented a book-to-bill of approximately 1.2x. Bookings for the fourth quarter and full-year include a 10-year, $1 billion services agreement with CoreLogic signed in December 2022 that extends and expands a partnership established in 2011.
Employee Metrics
Total headcount at the end of the fourth quarter was 355,300, an increase of 5,900 from Q3 2022 and an increase of 24,700 from Q4 2021. Voluntary attrition, on a quarterly annualized basis, declined to 19% from 29% in Q3 2022 and 31% in Q4 2021. Voluntary attrition, on a trailing-twelve-month basis, declined to 26% from 28% in Q4 2021.

Return of Capital to Shareholders

The Company repurchased 5.2 million shares for $300 million during the fourth quarter and 19.0 million shares for $1.3 billion for the full-year under its share repurchase program. As of December 31, 2022, there was $2.8 billion remaining under the share repurchase authorization. In February 2023, the Company declared a quarterly cash dividend of $0.29 per share, a 7% increase year-over-year, for shareholders of record on February 17, 2023. This dividend will be payable on February 28, 2023.

“We exited the year with a meaningful improvement in voluntary attrition, which will help us put greater focus on improving our commercial momentum," said Jan Siegmund, Chief Financial Officer. "We also continued to execute our balanced capital allocation framework, returning nearly $2 billion to shareholders through dividends and share repurchases in 2022, and announcing four acquisitions in the last three months alone.”

First Quarter 2023 Revenue Guidance

First quarter revenue is expected to be $4.71-$4.76 billion, a decline of 1.5% to 2.5%, or a decline of 1.0% to flat in constant currency.
The Company is not providing full-year guidance at this time and intends to provide an update in its next earnings release in early May.

Board of Directors Update

In a concurrent release issued today, February 2, 2023, Cognizant announced the appointment of Eric Branderiz to its Board of Directors as an independent director, effective February 21, 2023. In addition, Maureen Breakiron-Evans, who joined the Board in 2009, has informed the Board that she will not stand for re-election at Cognizant’s 2023 Annual Meeting of Shareholders.

The Board continues to strive towards optimizing its balance of director skills and tenures as part of its ongoing refreshment program. With the addition of Branderiz, the Board has appointed five new independent directors in the last four years.

Conference Call

Cognizant will host a conference call on February 2, 2023, at 5:00 p.m. (Eastern) to discuss the Company’s fourth quarter 2022 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call.
For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13735053 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, February 16, 2023. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.
About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, competitive position and opportunities in the marketplace, investment in and growth of our business, the effectiveness of our recruiting and talent efforts and related costs, trends in demand for digital solutions and services, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, legal, reputational and financial risks resulting from cyberattacks, risks related to the invasion of Ukraine by Russia, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Income From Operations, Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income From Operations exclude unusual items, such as the Class Action Litigation Settlement in the third quarter of 2021. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as the Class Action Litigation Settlement in the third quarter of 2021 and the effect of recognition in the third quarter of 2022 of an income tax benefit related to a specific uncertain tax position that was previously unrecognized in our prior year consolidated financial statements, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.
We disclose digital revenue as management believes it provides additional insights into the Company’s business. Measuring digital revenue requires the use of estimates and judgement, there are no independent standards or requirements governing the calculation and our calculation may differ from the calculations underlying similar such metrics disclosed by other companies. In the first quarter of 2022, we modified our definition of digital revenue to reflect our latest assessment of digital skills, growth priorities and pricing initiatives. Under the updated definition, digital revenue as a percentage of total revenue was 46%, 47%, 49% and 49% for the first, second, third and fourth quarter of 2021, respectively, and 48% for full-year 2021.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$4,839	$4,777	$19,428	$18,507
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,152	3,030	12,448	11,604
Selling, general and administrative expenses	860	871	3,443	3,503
Depreciation and amortization expense	141	144	569	574
Income from operations	686	732	2,968	2,826
Other income (expense), net:
Interest income	27	7	59	30
Interest expense	(8)	(2)	(19)	(9)
Foreign currency exchange gains (losses), net	8	(1)	7	(20)
Other, net	1	1	1	—
Total other income (expense), net	28	5	48	1
Income before provision for income taxes	714	737	3,016	2,827
Provision for income taxes	(193)	(162)	(730)	(693)
Income (loss) from equity method investment	—	1	4	3
Net income	$521	$576	$2,290	$2,137
Basic earnings per share	$1.02	$1.10	$4.42	$4.06
Diluted earnings per share	$1.02	$1.10	$4.41	$4.05
Weighted average number of common shares outstanding - Basic	512	525	518	527
Dilutive effect of shares issuable under stock-based compensation plans	1	1	1	1
Weighted average number of common shares outstanding - Diluted	513	526	519	528

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,191	$1,792
Short-term investments	310	927
Trade accounts receivable, net	3,796	3,557
Other current assets	969	1,066
Total current assets	7,266	7,342
Property and equipment, net	1,101	1,171
Operating lease assets, net	876	933
Goodwill	5,710	5,620
Intangible assets, net	1,168	1,218
Deferred income tax assets, net	642	404
Long-term investments	427	463
Other noncurrent assets	662	701
Total assets	$17,852	$17,852
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$360	$361
Deferred revenue	398	403
Short-term debt	8	38
Operating lease liabilities	174	195
Accrued expenses and other current liabilities	2,407	2,532
Total current liabilities	3,347	3,529
Deferred revenue, noncurrent	19	40
Operating lease liabilities, noncurrent	714	783
Deferred income tax liabilities, net	180	218
Long-term debt	638	626
Long-term income taxes payable	283	378
Other noncurrent liabilities	362	287
Total liabilities	5,543	5,861
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 509 and 525 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	5	5
Additional paid-in capital	15	27
Retained earnings	12,588	11,922
Accumulated other comprehensive income (loss)	(299)	37
Total stockholders’ equity	12,309	11,991
Total liabilities and stockholders’ equity	$17,852	$17,852

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP income from operations	$686	$732	$2,968	$2,826
Class Action Settlement Loss(a)	—	—	—	20
Adjusted Income From Operations	$686	$732	$2,968	$2,846

GAAP operating margin	14.2%	15.3%	15.3%	15.3%
Class Action Settlement Loss(a)	—	—	—	0.1
Adjusted Operating Margin	14.2%	15.3%	15.3%	15.4%

GAAP diluted earnings per share	$1.02	$1.10	$4.41	$4.05
Effect of above adjustments to income from operations, pre-tax	—	—	—	0.04
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	(0.02)	—	(0.01)	0.03
Tax effect of above adjustments(c)	0.01	—	0.07	—
Effect of recognition of income tax benefit related to an uncertain tax position(d)	—	—	(0.07)	—
Adjusted Diluted Earnings Per Share	$1.01	$1.10	$4.40	$4.12
Notes:
(a)In the third quarter of 2021, the parties to the consolidated putative securities class action suit filed a settlement agreement that resolved the consolidated putative securities class action against us and certain of our former officers. The settlement agreement provided for a payment of $95 million to the putative class (inclusive of attorneys’ fees and litigation expenses). Adjusting for indemnification expenses, legal fees and other covered expenses incurred through September 7, 2021, the remaining available balance under the applicable directors and officers insurance policies was $75 million. As a result, we recorded a Class Action Settlement Loss of $20 million in "Selling, general and administrative expenses" in our 2021 consolidated financial statements.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations.
(c)Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income for the:

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Non-GAAP income tax benefit (expense) related to:
Class Action Settlement Loss	—	—	—	6
Foreign currency exchange gains and losses	(4)	(2)	(39)	(5)
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.
(d)During the three months ended September 30, 2022, we recognized an income tax benefit of $36 million related to a specific uncertain tax position that was previously unrecognized in our prior year consolidated financial statements. The recognition of the benefit in the third quarter of 2022 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

Reconciliations of Net Cash

(in millions)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$2,191	$1,792
Short-term investments	310	927
Less:
Short-term debt	8	38
Long-term debt	638	626
Net cash	$1,855	$2,055

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended December 31, 2022
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$1,481	30.6%	(4.3)%	(1.4)%
Health Sciences	1,426	29.5%	4.1%	5.4%
Products and Resources	1,148	23.7%	2.9%	6.8%
Communications, Media and Technology	784	16.2%	5.4%	9.3%
Total Revenues	$4,839		1.3%	4.1%
Revenues by Geography:
North America	$3,589	74.2%	2.7%	2.9%
United Kingdom	453	9.4%	3.2%	15.6%
Continental Europe (b)	453	9.4%	(8.9)%	0.7%
Europe - Total (b)	906	18.7%	(3.2)%	7.7%
Rest of World	344	7.1%	(0.6)%	7.2%
Total Revenues	$4,839		1.3%	4.1%

	Twelve Months Ended December 31, 2022
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services (b)	$6,072	31.3%	0.3%	2.8%
Health Sciences	5,631	29.0%	5.5%	6.8%
Products and Resources	4,566	23.5%	6.8%	10.2%
Communications, Media and Technology	3,159	16.3%	11.1%	14.6%
Total Revenues	$19,428		5.0%	7.5%
Revenues by Geography:
North America	$14,435	74.3%	5.9%	6.0%
United Kingdom	1,810	9.3%	10.2%	21.1%
Continental Europe (b)	1,795	9.2%	(6.5)%	3.1%
Europe - Total (b)	3,605	18.6%	1.2%	11.4%
Rest of World	1,388	7.1%	6.0%	12.1%
Total Revenues	$19,428		5.0%	7.5%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.
(b)The sale of the Samlink subsidiary, which was completed on February 1, 2022, negatively impacted revenue growth for the three months ended December 31, 2022 in Financial Services, Continental Europe and Europe-Total by 180 basis points, 560 basis points and 300 basis points, respectively. For the year ended December 31, 2022, revenue growth was negatively impacted in Financial Services, Continental Europe and Europe-Total by 170 basis points, 540 basis points and 290 basis points, respectively.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$521	$576	$2,290	$2,137
Adjustments for non-cash income and expenses	18	77	602	846
Changes in assets and liabilities	163	172	(324)	(488)
Net cash provided by operating activities	702	825	2,568	2,495
Cash flows from investing activities:
Purchases of property and equipment	(90)	(65)	(332)	(279)
Net maturities (purchases) of investments	379	(178)	565	(915)
Proceeds from sales of businesses	—	—	28	—
Payments for business combinations, net of cash acquired	(367)	(255)	(367)	(970)
Net cash (used in) investing activities	(78)	(498)	(106)	(2,164)
Cash flows from financing activities:
Repurchases of common stock	(315)	(82)	(1,422)	(771)
Net change in term loan borrowings and finance lease and earnout obligations	8	(13)	(39)	(53)
Dividends paid	(139)	(127)	(564)	(509)
Issuance of common stock under stock-based compensation plans	15	26	86	130
Net cash (used in) financing activities	(431)	(196)	(1,939)	(1,203)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	59	(3)	(21)	(16)
Increase (decrease) in cash, cash equivalents and restricted cash	252	128	502	(888)
Cash and cash equivalents, beginning of period	2,042	1,664	1,792	2,680
Cash, cash equivalents and restricted cash, end of period (a)	$2,294	$1,792	$2,294	$1,792
Notes:
(a)In January 2023, we completed the acquisition of the professional services and application management practices of OneSource Virtual. On December 30, 2022, $103 million was placed in an escrow account in advance of the closing date of January 1, 2023. This balance was deemed to be restricted cash as of December 31, 2022 and was presented in "Other noncurrent assets" in our consolidated statement of financial position.
SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	December 31, 2022	December 31, 2021
Number of shares repurchased	5.2	0.8

Remaining authorized balance as of December 31, 2022	$2,775

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$702	$825	$2,568	$2,495
Purchases of property and equipment	(90)	(65)	(332)	(279)
Free cash flow	$612	$760	$2,236	$2,216